Exhibit 99.(D)

EXHIBIT D

ONLY COMPLETE THIS FORM IF YOU WISH TO CANCEL THE INSTRUCTIONS

YOU SUBMITTED ON YOUR LETTER OF TRANSMITTAL

NOTICE OF WITHDRAWAL OF TENDER

Regarding Interests in

HATTERAS MASTER FUND, L.P.

Tendered Pursuant to the Offer to Purchase
Dated March 21, 2014

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT, AND THIS NOTICE OF WITHDRAWAL MUST BE
RECEIVED BY UMB FUND SERVICES, INC. BY,

11:59 PM, EASTERN TIME, ON APRIL 30, 2014,

UNLESS THE OFFER IS EXTENDED.

Complete This Notice of Withdrawal And Return To:

Hatteras Master Fund, L.P.,

c/o UMB Fund Services, Inc.

803 W. Michigan St.

Milwaukee, WI 53233

Fax:  (816) 860-3138

Attention:  Tender Offer Administrator

For Additional Information:

Phone:  (800) 504-9070

Ladies and Gentlemen:

The undersigned wishes to withdraw the tender of its limited partnership interest in Hatteras Master Fund, L.P. (the “Fund”), or the tender of a portion of such interest, for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated                         .

Such tender was in the amount of:

☐            The undersigned’s entire limited partnership interest.

☐            A portion of the undersigned’s limited partnership interest expressed as a specific dollar value.

$

The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the interest in the Fund (or portion of such interest) previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

SIGNATURE(S):

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:	FOR OTHER INVESTORS:

Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Investor

Print Name of Investor	Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Joint Tenant Signature if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Signatory and Title

Print Name of Joint Tenant	Co-signatory if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Print Name and Title of Co-signatory

Date:

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